As filed with the Securities and Exchange Commission on October 28, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

MasterBrand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-3479920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 300
Deerfield, Illinois (Address of principal executive offices)	60015 (Zip Code)
847-484-4400 (Registrant’s telephone number, including area code) Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information” of the Information Statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections “Summary—Summary of Risk Factors,” “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. That section is incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Business—Other Information—Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Security Ownership of Management, Directors and Principal Stockholders” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Management—Committees of the Board of Directors—Compensation Committee Interlocks and Insider Participation,” “Management—Non-Employee Director Compensation” and “Compensation Discussion and Analysis” of the Information Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Management” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the sections “Business—Other Information— Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “The Separation” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

None.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “The Separation—Dividends” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the sections “Description of Capital Stock— Limitation of Liability of Directors and Officers” and “Description of Capital Stock—Indemnification of Directors and Officers” of the Information Statement. Those sections are incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) List separately all financial statements filed as part of the registration statement.

The information required by this item is contained under the sections “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein of the Information Statement. Those sections are incorporated herein by reference.

(b) Furnish the exhibits required by Item 601 of Regulation S-K (§229.601 of this chapter).

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1	Form of Separation and Distribution Agreement by and between Fortune Brands Home & Security, Inc. and MasterBrand, Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of MasterBrand, Inc.*

3.2	Form of Amended and Restated Bylaws of MasterBrand, Inc.*

10.1	Form of Transition Services Agreement by and between Fortune Brands Home & Security, Inc. and MasterBrand, Inc.

10.2	Form of Employee Matters Agreement by and between Fortune Brands Home & Security, Inc. and MasterBrand, Inc.

10.3	Form of Tax Allocation Agreement by and between Fortune Brands Home & Security, Inc. and MasterBrand, Inc.

10.4	Credit Agreement among MasterBrand, Inc. and the parties named therein, dated , 2022*

10.5	MasterBrand, Inc. Annual Executive Incentive Compensation Plan*

10.6	MasterBrand, Inc. 2022 Long-Term Incentive Plan*

21.1	Subsidiaries of MasterBrand, Inc.*

99.1	Information Statement of MasterBrand, Inc., preliminary and subject to completion, dated October 28, 2022

99.2	Form of Notice of Internet Availability of Information Statement Materials*

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 28, 2022	MasterBrand, Inc.

	By:	/s/ R. David Banyard, Jr.
	Name:	R. David Banyard, Jr.
	Title:	Chief Executive Officer